Exhibit 99.1

NEWS RELEASE

March 18, 2010

Gulf United Energy Acquires Working Interest in Block XXIV Peru and Peru TEA

(HOUSTON) Gulf United Energy, Inc. (GLFE:OTCBB) is pleased to report that it  has entered into a participation agreement (the “Participation Agreement”) with Upland Oil and Gas, LLC Sucursal del Peru (“Upland”).  Pursuant to the terms of the Participation Agreement, Gulf United, through its wholly owned subsidiary Gulf United Energy del Peru Ltd., acquired from Upland rights to a 35% working interest in Block XXIV Peru, an approximately 280,000 acre onshore and offshore property, and a 35% working interest in the Peru TEA, consisting of four contiguous blocks totalling approximately 40,000,000 acres.  Upland will serve as operator on both Block XXIV and the Peru TEA.  The Company has filed a Form 8-K today disclosing this transaction.

Contact information:   Don Wilson, Chief Executive Officer
Tel:  (713) 893-3543
website: www.gulfunitedenergy.com
email: info@gulfunitedenergy.com

Safe harbor for Forward-Looking Statements:   Except for statements of historical fact, the information presented herein constitutes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include general economic and business conditions, the ability to acquire and develop specific projects and the ability to fund operations and other factors over which Gulf United Energy, Inc. has little or no control.

GULF UNITED ENERGY, INC.    P.O. Box 22165, Houston, TX 77227
Tel:  (713) 893-3543  www.gulfunitedenergy.com